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                                                                     EXHIBIT 5.1
                                       [letterhead]



                                     January 10, 1996



Ross Systems, Inc.
555 Twin Dolphin Drive
Redwood City, California 94065

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 of Ross Systems, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Registration Statement") on the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an offering by certain shareholders of an aggregate of 148,235 outstanding shares of the Company's Common Stock (the "Shares").

     It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/  WILSON SONSINI GOODRICH & ROSATI